UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2023
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2023, Aurora Innovation, Inc. and its wholly owned subsidiary, Aurora Operations, Inc. (collectively, “Aurora”), entered into a Strategic Partnership Agreement (the “SPA”) with Continental Automotive Technologies GmbH and its wholly owned subsidiary, Continental Autonomous Mobility GmbH (collectively, “Continental”), pursuant to which Continental will, among other things, act as Aurora’s “Hardware-as-a-Service” partner for the production, provision, and full lifecycle support of Aurora’s future generation of its Aurora Driver hardware system (the “AD Kits”).

The term of the SPA begins on April 26, 2023 and continues until December 31, 2030, subject to earlier termination under certain circumstances in accordance with the SPA, including without limitation, a limited, near-term mutual termination right if the parties fail to align on certain material additional parameters. Further, as detailed in the SPA, Continental shall (a) develop the necessary hardware, firmware, fallback system integration, and related services to allow for the integration of the Aurora Driver into production vehicles at multiple Original Equipment Manufacturers (“OEMs”); and (b) deliver, during the support term of the AD Kits, the services aspects of the hardware lifecycle, including (i) OEM supply chain integration, (ii) warranty and related servicing and maintenance services during the applicable warranty period, (iii) assistance with developing guidelines for pre- and post-trip inspections, (iv) technician training and certification, and (v) decommissioning.

In consideration of Continental’s commitments under the SPA, Aurora will pay Continental on a per-mile basis for vehicles operated by the Aurora Driver using the AD Kit (“Payment Per Mile”). Such Payment Per Mile shall be calculated based primarily on (a) the development costs incurred by Continental up to an estimated $345 million, subject to customary adjustments for changes in the work and other updates set forth in the SPA, (b) costs for the provision of the services set forth in the SPA, including logistics, preventive maintenance, warranty and decommissioning costs, and (c) bill of materials costs (including equipment financing costs) for the AD Kit. The Payment Per Mile is subject to change based on a variety of inputs, including risk sharing on certain inputs, volumes, and other variables, and shall be recalculated annually during the production stage of the AD Kits.

Aurora Horizon, Aurora’s subscription trucking service, is expected to launch in 2024, and the production of this future AD Kit, which will be used by Aurora to support the commercial scalability of autonomous trucking, is expected to begin in 2027 under the SPA. Continental and Aurora have each committed to certain milestones for (a) the development of, and 2027 start of production for, and supply and servicing of, the AD Kit and (b) commercialization of Aurora Horizon, respectively. Continental and Aurora, in parallel, have agreed on certain remedies in the event of missed milestones.

To reflect each party’s investments and to protect each party’s intellectual property rights, and as a means to encourage innovative work by the parties, each of Continental and Aurora will be subject to defined and limited exclusivity periods related to (a) with respect to Continental as the restricted party, certain commercial services for SAE International Level 4 or 5 autonomy (“L4+”) companies and L4+ systems and (b) with respect to Aurora as the restricted party, engagement of other suppliers for the provision of the AD Kits or development of SAE Level 1 through 3 autonomy (i.e., advanced driver-assistance systems) products. Such exclusivity restrictions are subject to various exclusions and early termination triggers.

The SPA includes other customary provisions, including without limitation, those regarding ordering, forecasting, change management, insurance, confidentiality, intellectual property ownership and licensing, products liability, indemnification, limitation of liability, recalls, and compliance with laws.

The press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Other Events.

On April 27, 2023, the Company issued a press release announcing entry into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 27, 2023.
104	Cover Page Interactive Data File.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: April 27, 2023

AURORA INNOVATION, INC.

By:	/s/ Richard Tame
Name:	Richard Tame
Title:	Chief Financial Officer